EXHIBIT 99

PRESS RELEASE

State National Bancshares, Inc.
(NASDAQ: SNBI)

Contact:	Tom C. Nichols	Don E. Cosby
	Chairman, President and	Executive Vice President and
	Chief Executive Officer	Chief Financial Officer

4500 Mercantile Plaza Drive
Suite 300X
Fort Worth, TX 76137

Phone:	817-547-1150
Fax:	817-547-1159

FOR IMMEDIATE RELEASE	October 25, 2006
STATE NATIONAL BANCSHARES, INC. REPORTS THIRD QUARTER 2006
FINANCIAL RESULTS

NET INCOME INCREASES 30.2% COMPARED TO THIRD QUARTER 2005
AND NET INTEREST MARGIN INCREASES TO 5.76%

Fort Worth, Texas — October 25, 2006. State National Bancshares, Inc. (“SNBI”) (NASDAQ: SNBI), the parent company of State National Bank, today announced net income for the third quarter 2006 of $5.7 million, or $0.46 per diluted common share, compared to $4.4 million, or $0.42 per diluted common share, for the third quarter 2005.
Net income for the nine months ended September 30, 2006 was $14.8 million, or $1.21 per diluted common share, compared to $11.7 million, or $1.14 per diluted common share, for the comparable 2005 period.
On June 12, 2006, SNBI entered into a definitive agreement with Banco Bilbao Vizcaya Argentaria, S.A., a bank organized under the laws of Spain, (“BBVA”) (MADRID:BBVA) pursuant to which BBVA has agreed to acquire SNBI for $38.50 per share or approximately $480 million in cash. The transaction is expected to close January 3, 2007. As of the date of this release, all regulatory approvals required for consummation of the transaction have been received. SNBI expects to continue to pay dividends through the fourth quarter of 2006.
SNBI completed the acquisition of Heritage Financial Corporation (“Heritage”) on October 6, 2005. The results of operations for Heritage have been included in SNBI’s consolidated financial statements since the date of acquisition.
“We are very pleased with our performance in all of our markets, despite a highly competitive environment.
Our net interest margin, expenses efficiencies, and quality loan growth have clearly continued our momentum,” said Tom C. Nichols, Chairman, President and CEO of SNBI.
Results of Operations
For the three months ended September 30, 2006, net income was $5.7 million compared to $4.4 million for the same period in 2005. Net income per diluted common share was $0.46 for the three months ended September 30, 2006 compared to $0.42 for the same period in 2005. Included in the 2006 third quarter results are transaction costs related to the pending acquisition by BBVA totaling $126,000, or $0.01 per share. Return on average assets, average common equity and average tangible equity for the three months ended September 30, 2006 were 1.40%, 10.20% and 18.40%, respectively, compared to 1.27%, 10.85% and 21.54%, respectively for the three months ended September 30, 2005. State National’s efficiency ratio was 60.67% and 63.93% for the three months ended September 30, 2006 and 2005, respectively. The 2006 efficiency ratio was negatively impacted by the previously mentioned transaction costs recorded in the third quarter of 2006.
Net income was $14.8 million for the nine month period ended September 30, 2006, compared to $11.7 million for the nine month period ended September 30, 2005. Net income per diluted common share was $1.21 for the nine month period ended September 30, 2006, compared to $1.14 for the comparable period in 2005, which represents an increase of 6.1% on a per share basis. Returns on average assets, average common equity and average tangible equity for the first nine months of 2006 were 1.20%, 9.04% and 16.69%, respectively, compared to 1.15%, 9.86% and 19.85%, respectively, for the nine months ended September 30, 2005. State National’s efficiency ratio was 63.22% and 65.02% for the nine months ended September 30, 2006 and 2005, respectively.
Our tax-equivalent net interest income was $19.6 million for the three months ended September 30, 2006 as compared to $15.7 million for the comparable period in 2005, an increase of 25.0%. Our net interest margin on a fully taxable-equivalent basis was 5.76% for the third quarter of 2006 as compared to 5.41% for the same period in 2005. These increases were primarily attributable to higher loan volumes due primarily to the acquisition of Heritage as well as to higher interest rates earned on our loan and securities portfolios.
Our tax-equivalent net interest income was $57.5 million for the nine months ended September 30, 2006 as compared to $45.6 million for the comparable period in 2005, an increase of 26.1%. Our net interest margin on a fully taxable-equivalent basis was 5.60% for first nine months of 2006 as compared to 5.33% in the same period in 2005. These increases were primarily attributable to higher loan volumes due primarily to the acquisition of Heritage as well as to higher interest rates earned on our loan and securities portfolios.
Provision for loan losses was $160,000 for the three month period ended September 30, 2006 as compared to $150,000 for the three month period ended September 30, 2005. This represents an increase of 6.7%. The provision for loan losses represented 0.06% of average total loans for both the third quarter 2006 and 2005.
Provision for loan losses was $960,000 for the nine month period ended September 30, 2006 as compared to $750,000 for the nine month period ended September 30, 2005. This represents an increase of 28.0%. The provision for loan losses represented 0.12% of average total loans for the first nine months of 2006 compared to 0.10% for the same period in 2005.
Noninterest income was $5.0 million for the three month period ended September 30, 2006 and $4.9 million for the three month period ended September 30, 2005, a 2.1% increase. This increase is primarily related to increased transactional and savings accounts resulting from our acquisition of Heritage.
Noninterest income was $14.7 million for the nine month period ended September 30, 2006 and $13.8 million for the nine month period ended September 30, 2005, a 6.7% increase. This increase is primarily related to increased transactional and savings accounts resulting from our acquisition of Heritage.
Noninterest expense was $15.9 million for the third quarter of 2006 as compared to $14.0 million for the same period in 2005, an increase of 13.3% which is primarily attributable to the acquisition of Heritage. Also included in the third quarter of 2006 are costs related to the pending acquisition by BBVA totaling $126,000. These costs include legal fees and fairness opinion expenses associated with the pending acquisition.
Noninterest expense was $48.4 million for the first nine months of 2006 as compared to $41.1 million for the same period in 2005, an increase of 17.8% which is primarily attributable to the acquisition of Heritage and previously mentioned transaction costs recorded in the second and third quarters of 2006 totaling $884,000.

Financial Condition
Assets totaled $1.6 billion at September 30, 2006, reflecting an increase of $248.2 million, or 17.8%, as compared to assets at September 30, 2005. The increase was primarily attributable to the acquisition of Heritage. At September 30, 2006, assets related to Heritage represented approximately $229.2 million.
Loans at September 30, 2006 totaled $1.1 billion, an increase of $161.7 million, or 16.6%, from $973.3 million at September 30, 2005. The increase in loans was related to organic growth and the acquisition of Heritage, with loans related to Heritage totaling approximately $93.6 million at September 30, 2006.
Total deposits at September 30, 2006 were $1.3 billion, an increase of $166.4 million, or 14.5%, from $1.2 billion at September 30, 2005. The increase in deposits was primarily attributable to the acquisition of Heritage, with deposits related to Heritage totaling approximately $162.0 million at September 30, 2006.
Other Information
SNBI paid a quarterly cash dividend of $0.10 per common shares on September 8, 2006 to common shareholders of record on August 28, 2006.
Due to the pending acquisition, SNBI has elected not to host an earnings conference call related to the third quarter 2006 earnings results.

FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking information about State National that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of State National. State National cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to: conditions to the consummation of the pending acquisition by BBVA; the possibility that personnel changes will not proceed as planned; planned acquisitions and related cost savings cannot be realized or realized within the expected time frame; costs and uncertainties related to the outcome of pending litigation; revenues are lower than expected; competitive pressure among depository institutions increases significantly; the integration of acquired businesses costs more, takes longer or is less successful than expected; the cost of additional capital is more than expected; a change in the interest rate environment reduces interest margins; general economic conditions, either nationally or in the market areas in which State National operates, are less favorable than expected; legislative or regulatory requirements or changes that adversely affect State National’s business or regulatory capital requirements, or that alter the regulatory capital treatment of the State National’s trust preferred securities; changes in the securities markets and other risks that are described in State National’s public filings with the U.S. Securities and Exchange Commission (the “SEC”). If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, State National’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. All information in this release and its attachments is as of October 25, 2006. State National assumes no obligation to update such forward-looking statements.

State National Bancshares, Inc. Financial Highlights (Dollars in thousands, except per share data)

	As of or For The Three Month Periods Ended
	Sept 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2006	2006	2006	2005	2005
	(Unaudited)
Income Statement Data:
Total interest income	$26,107	$25,263	$23,886	$23,474	$19,589
Total interest expense	6,608	6,031	5,512	5,230	3,882

Net interest income	19,499	19,232	18,374	18,244	15,707
Provision for loan losses	160	320	480	150	150

Net interest income after provision	19,339	18,912	17,894	18,094	15,557
Noninterest income	5,036	4,999	4,697	4,886	4,931
Noninterest expense	15,884	16,761	15,784	15,912	14,025

Income before income taxes and minority interest in consolidated subsidiary’s net (income) loss	8,491	7,150	6,807	7,068	6,463
Income tax expense	2,811	2,586	2,280	2,061	2,085
Minority interest in consolidated subsidiary’s net (income) loss	19	(12)	60	—	—

Net income	$5,699	$4,552	$4,587	$5,007	$4,378

Balance Sheet Data:
Total assets	$1,645,203	$1,634,602	$1,692,678	$1,662,877	$1,397,009
Securities	235,149	239,279	218,491	214,881	124,899
Total loans	1,134,973	1,105,508	1,094,896	1,086,195	973,322
Intangibles, net	114,688	115,686	116,676	118,422	83,833
Total deposits	1,317,203	1,311,449	1,382,539	1,357,078	1,150,776
Junior subordinated debentures	47,000	47,000	47,000	47,000	47,000
Other borrowings	44,377	44,420	33,919	34,438	28,280
Stockholders’ equity	225,347	218,575	216,072	212,257	161,335
Per Share Data:
Earnings—basic	$0.47	$0.38	$0.38	$0.42	$0.43
Earnings—diluted	0.46	0.37	0.38	0.41	0.42
Cash dividend	0.10	0.10	0.10	—	—
Book value	18.70	18.19	18.03	17.73	16.03
Period end shares outstanding	12,047,513	12,014,083	11,984,083	11,971,107	10,063,415
Weighted average shares outstanding— basic	12,030,385	12,003,918	11,976,230	11,971,107	10,083,499
Weighted average shares outstanding—diluted	12,311,913	12,270,849	12,176,031	12,297,044	10,352,201
Performance Ratios:
Return on average equity	10.20%	8.33%	8.54%	9.44%	10.85%
Return on average assets	1.40	1.10	1.11	1.22	1.27
Return on average tangible common equity	18.40	15.37	16.13	17.95	21.54
Net interest margin	5.76	5.64	5.40	5.36	5.41
Efficiency ratio	60.67	64.67	63.56	63.99	63.93
Asset Quality Ratios:
Nonperforming assets to loans and other real estate	0.87%	0.99%	0.92%	0.89%	0.73%
Allowance for loan losses to nonperforming loans	146.32	150.05	139.17	144.03	220.08
Allowance for loan losses to total loans	1.14	1.19	1.19	1.16	1.19
Net charge-offs (recoveries) to average loans (annualized)	0.10	0.10	(0.00)	0.32	0.03
Liquidity and Capital Ratios:
Average loans to average deposits	85.06%	82.16%	80.89%	80.79%	84.95%
Total equity to total assets	13.70	13.37	12.77	12.76	11.55
Average equity to average assets	13.67	13.25	13.02	12.91	11.70
Tangible equity to tangible assets(1)	7.33	6.84	6.58	6.27	6.08
Leverage ratio	10.42	9.91	9.64	9.36	9.71
Tier 1 risk-based capital ratio	12.68	12.44	12.37	11.98	11.74
Total risk-based capital ratio	13.72	13.51	13.46	13.04	12.82

(1)	This ratio is calculated based on regulatory tangible common equity.

State National Bancshares, Inc.
Financial Highlights
(Dollars in thousands, except per share data)

	As of or For The Nine Months Ended
	September 30,	September 30,
	2006	2005
	(Unaudited)
Income Statement Data:
Total interest income	$75,256	$55,596
Total interest expense	18,151	9,998

Net interest income	57,105	45,598
Provision for loan losses	960	750

Net interest income after provision	56,145	44,848
Noninterest income	14,732	13,803
Noninterest expense	48,429	41,119

Income before income taxes and minority interest in consolidated subsidiary’s net loss	22,448	17,532
Income tax expense	7,677	5,857
Minority interest in consolidated subsidiary’s net loss	67	—

Net income	$14,838	$11,675

Per Share Data:
Earnings—basic	$1.24	$1.16
Earnings—diluted	1.21	1.14
Cash dividend	0.10	—
Book value	18.70	16.03
Period end shares outstanding	12,047,513	10,063,415
Weighted average shares outstanding— basic	12,003,709	10,066,186
Weighted average shares outstanding—diluted	12,263,263	10,286,334
Performance Ratios:
Return on average equity	9.04%	9.86%
Return on average assets	1.20	1.15
Return on average tangible common equity	16.69	19.85
Net interest margin	5.60	5.33
Efficiency ratio	63.22	65.02
Asset Quality Ratios:
Nonperforming assets to loans and other real estate	0.87%	0.73%
Allowance for loan losses to nonperforming loans	146.32	220.08
Allowance for loan losses to total loans	1.14	1.19
Net charge-offs to average loans (annualized)	0.07	0.07
Liquidity and Capital Ratios:
Average loans to average deposits	82.69%	85.50%
Total equity to total assets	13.70	11.55
Average equity to average assets	13.31	11.64
Tangible equity to tangible assets(1)	7.33	6.08
Leverage ratio	10.42	9.71
Tier 1 risk-based capital ratio	12.68	11.74
Total risk-based capital ratio	13.72	12.82

(1)	This ratio is calculated based on regulatory tangible common equity.

State National Bancshares, Inc.
Consolidated Balance Sheets
(Dollars in thousands)

	Sept 30,	June 30,	March 31,	Dec 31,	Sept 30,
	2006	2006	2006	2005	2005
	(Unaudited)
ASSETS
Cash and due from banks	$58,887	$77,228	$71,236	$72,922	$64,658
Federal funds sold	—	—	65,700	36,950	60,900
Interest-bearing deposits in other banks	3,155	3,301	35,318	44,763	16,525

Cash and cash equivalents	62,042	80,529	172,254	154,635	142,083
Securities available-for-sale	226,023	231,660	210,399	206,787	116,958
Federal Reserve Bank stock and other investments	9,126	7,619	8,092	8,094	7,941
Loans held-for-sale	4,318	6,949	7,477	11,584	6,761
Loans held-for-investment	1,130,655	1,098,559	1,087,419	1,074,611	966,561

Total Loans	1,134,973	1,105,508	1,094,896	1,086,195	973,322
Less allowance for loan losses	12,992	13,122	13,072	12,591	11,620

Net loans	1,121,981	1,092,386	1,081,824	1,073,604	961,702
Premises and equipment, net	54,529	51,897	50,643	48,769	35,583
Goodwill	99,354	99,354	99,351	100,486	70,818
Other intangible assets, net	15,334	16,332	17,325	17,936	13,015
Accrued interest receivable	10,038	9,018	7,921	8,919	6,766
Other real estate and other repossessed assets	1,019	601	696	935	1,851
Other Assets	45,757	45,206	44,173	42,712	40,292

TOTAL ASSETS	$1,645,203	$1,634,602	$1,692,678	$1,662,877	$1,397,009

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Noninterest bearing demand deposits	$478,192	$479,610	$509,329	$487,369	$428,795
Interest bearing demand deposits	494,829	492,570	535,221	523,857	441,275
Interest bearing time deposits	344,182	339,269	337,989	345,852	280,706

Total deposits	1,317,203	1,311,449	1,382,539	1,357,078	1,150,776
Federal funds purchased and repurchase agreements	43,151	43,150	32,718	28,597	27,470
Accrued interest payable	1,957	1,781	1,691	1,645	1,202
Other liabilities	8,152	10,191	10,591	10,459	8,416
Junior subordinated debentures	47,000	47,000	47,000	47,000	47,000
Notes payable	1,226	1,270	1,201	5,841	810

Total liabilities	1,418,689	1,414,841	1,475,740	1,450,620	1,235,674

Minority interest in consolidated subsidiary	1,167	1,186	866	—	—

SHAREHOLDERS’ EQUITY Common Stock	12,047	12,014	11,984	11,971	11,971
Additional paid-in-capital	179,399	178,560	177,823	177,428	177,012
Retained earnings	35,400	30,904	27,553	24,164	19,157
Accumulated other comprehensive loss	(1,499)	(2,903)	(1,288)	(1,306)	(677)
Subscription Receivable	—	—	—	—	(46,128)

Total shareholders’ equity	255,347	218,575	216,072	212,257	161,335

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,645,203	$1,634,602	$1,692,678	$1,662,877	$1,397,009

State National Bancshares, Inc.
Consolidated Statements of Operations
(Dollars in thousands)

	Three Month Periods Ended
	Sept 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2006	2006	2006	2005	2005
	(Unaudited)
Interest on loans	$23,272	$22,170	$20,785	$20,471	$17,728
Interest on securities	2,700	2,632	2,320	2,480	1,277
Interest on federal funds sold and other earning assets	135	461	781	523	584

Total interest income	26,107	25,263	23,886	23,474	19,589
Interest expense — deposits	5,064	4,632	4,215	4,031	2,862
Interest expense — federal funds purchased and securities sold under agreement to repurchase	449	366	304	248	178
Interest expense — subordinated notes payable	1,073	1,010	942	898	832
Interest expense — notes payable	22	23	51	53	10

Total interest expense	6,608	6,031	5,512	5,230	3,882

Net interest income	19,499	19,232	18,374	18,244	15,707
Provision for loan losses	160	320	480	150	150

Net interest income after provision for loan losses	19,339	18,912	17,894	18,094	15,557
Service charges on deposit accounts	2,891	2,799	2,695	2,750	2,600
Gain on sale of loans	641	651	633	797	804
Bank owned life insurance	326	326	327	416	316
Other income	1,178	1,223	1,042	923	1,211

Total noninterest income	5,036	4,999	4,697	4,886	4,931
Salaries and employee benefits	8,108	8,054	8,251	8,176	7,297
Net occupancy and equipment	2,490	2,461	2,544	2,547	2,322
Amortization of intangibles	998	997	1,022	1,031	824
Professional fees	588	587	504	281	326
Communication	330	325	320	371	300
Merger	126	755	—	230	19
Other	3,244	3,582	3,143	3,276	2,937

Total noninterest expense	15,884	16,761	15,784	15,912	14,025

Income before income taxes and minority interest in consolidated subsidiary’s net (income) loss	8,491	7,150	6,807	7,068	6,463
Income tax expense	2,811	2,586	2,280	2,061	2,085
Minority interest in consolidated subsidiary’s net (income) loss	19	(12)	60	—	—

Net income	$5,699	$4,552	$4,587	$5,007	$4,378

State National Bancshares, Inc.
Consolidated Statements of Operations
(Dollars in thousands)

	Nine Months Ended
	September 30,	September 30,
	2006	2005
	(Unaudited)
Interest on loans	$66,227	$50,519
Interest on securities	7,652	4,100
Interest on federal funds sold and other earning assets	1,377	977

Total interest income	75,256	55,596
Interest expense — deposits	13,910	7,267
Interest expense — federal funds purchased and securities sold under agreement to repurchase	1,120	387
Interest expense — subordinated notes payable	3,025	2,314
Interest expense — notes payable	96	30

Total interest expense	18,151	9,998

Net interest income	57,105	45,598
Provision for loan losses	960	750

Net interest income after provision for loan losses	56,145	44,848
Service charges on deposit accounts	8,385	7,416
Gain on sale of loans	1,925	2,153
Bank owned life insurance	979	948
Other income	3,443	3,286

Total noninterest income	14,732	13,803
Salaries and employee benefits	24,413	21,614
Net occupancy and equipment	7,495	6,628
Amortization of intangibles	3,017	2,471
Professional fees	1,679	1,017
Communication	975	856
Merger	884	59
Other	9,966	8,474

Total noninterest expense	48,429	41,119

Income before income taxes and minority interest in consolidated subsidiary’s net loss	22,448	17,532
Income tax expense	7,677	5,857
Minority interest in consolidated subsidiary’s net loss	67	—

Net income	$14,838	$11,675

State National Bancshares, Inc.
Selected Financial Information
(Dollars in thousands)

	Three Month Period Ended
	Sept 30,	June 30,	March 31,	Dec 31,	Sept 30,
	2006	2006	2006	2005	2005
	(Unaudited)
Condensed Average Balance Sheet
Total loans	$1,116,668	$1,097,418	$1,083,370	$1,082,133	$963,379
Securities and other investments	237,018	238,968	216,846	235,434	130,028
Federal funds sold and other earning assets	9,291	38,746	72,482	52,253	68,377

Total earning assets	1,362,977	1,375,132	1,372,698	1,369,820	1,161,784
Allowance for loan losses	(13,151)	(13,303)	(12,813)	(13,127)	(11,627)
Cash and due from banks	61,018	67,390	70,120	69,898	62,622
Goodwill	99,350	99,350	100,012	100,494	70,818
Other intangible assets, net	15,753	16,757	17,669	16,281	13,357
Other real estate	715	680	804	1,266	2,036
Premises and equipment, net	53,288	51,497	49,451	47,505	35,835
Other Assets	54,064	52,420	51,556	52,239	44,677

Total assets	$1,634,014	$1,649,923	$1,649,497	$1,644,376	$1,379,502

Noninterest bearing demand	$476,793	$476,571	$476,067	$466,397	$412,567
Interest bearing demand, savings and money market	494,787	522,112	519,680	521,784	443,542
Time less than $100,000	184,764	186,564	192,444	198,860	153,975
Time greater than $100,000	156,444	150,501	151,113	152,400	123,981

Total deposits	1,312,788	1,335,748	1,339,304	1,339,441	1,134,065
Federal funds purchased and other interest bearing liabilities	37,301	33,905	31,649	29,939	23,869
Subordinated notes payable	47,000	47,000	47,000	47,000	47,000
Notes payable	1,227	1,245	4,203	4,199	823
Other liabilities	11,119	12,409	12,319	11,540	12,412

Total liabilities	1,409,435	1,430,307	1,434,475	1,432,119	1,218,169
Minority interest in consolidated subsidiary	1,172	975	289	—	—
Total shareholders’ equity	223,407	218,641	214,733	212,257	161,333
Total liabilities and shareholders’ equity	$1,634,014	$1,649,923	$1,649,497	$1,644,376	$1,379,502

State National Bancshares, Inc.
Selected Financial Information
(Dollars in thousands)

	Nine Months Ended
	Sept 30,	Sept 30,
	2006	2005
	(Unaudited)
Condensed Average Balance Sheet
Total loans	$1,099,152	$958,497
Securities and other investments	230,944	139,414
Federal funds sold and other earning assets	40,173	43,109

Total earning assets	1,370,269	1,141,020
Allowance for loan losses	(13,089)	(11,511)
Cash and due from banks	66,176	61,594
Goodwill	99,571	70,818
Other intangible assets, net	16,726	14,189
Other real estate	733	1,962
Premises and equipment, net	51,412	34,921
Other Assets	52,680	44,271

Total assets	$1,644,478	$1,357,264

Noninterest bearing demand	$476,477	$399,425
Interest bearing demand, savings and money market	512,193	444,520
Time less than $100,000	187,924	157,241
Time greater than $100,000	152,686	119,831

Total deposits	1,329,280	1,121,017
Federal funds purchased and other interest bearing liabilities	34,285	20,919
Subordinated notes payable	47,000	47,000
Notes payable	2,225	851
Other liabilities	11,949	9,544

Total liabilities	1,424,739	1,199,331
Minority interest in consolidated subsidiary	812	—
Total shareholders’ equity	218,927	157,933
Total liabilities and shareholders’ equity	$1,644,478	$1,357,264

State National Bancshares, Inc.
Selected Financial Information
(Dollars in thousands)

	As of or For The Three Month Periods Ended
	Sept 30,	June 30,	March 31,	Dec 31,	Sept 30,
	2006	2006	2006	2005	2005
	(Unaudited)
Allowance for loan losses
Balance, beginning of period	$13,122	$13,072	$12,591	$11,620	$11,538
Provision for loan losses	160	320	480	150	150
Loan loss reserves of acquired banks	—	—	—	1,670	—
Charge-offs:
Real estate — construction	88	18	—	—	15
Real estate — 1-4 family	11	54	48	36	—
Real estate — other	53	—	—	—	—
Commercial loans	267	285	—	272	106
Consumer loans	197	116	125	257	212
Agriculture and other loans	—	—	—	500	—

Total charge-offs	616	473	173	1,065	333

Recoveries:
Real estate — construction	—	—	—	—	—
Real estate — 1-4 family	2	2	1	1	3
Real estate — other	3	3	3	3	3
Commercial loans	262	143	58	87	210
Consumer loans	42	29	98	122	46
Agriculture and other loans	17	26	14	3	3

Total recoveries	326	203	174	216	265

Net charge-offs (recoveries)	290	270	(1)	849	68

Balance, end of period	$12,992	$13,122	$13,072	$12,591	$11,620

Nonperforming Assets
Nonaccrual loans	$8,806	$8,658	$9,087	$8,654	$5,188
Accruing loans 90 or more days past due	—	13	220	—	—
Restructured loans	73	74	86	88	92

Total non-performing loans	8,879	8,745	9,393	8,742	5,280
Other real estate	1,003	593	684	927	1,836
Repossessed assets	16	8	13	8	15

Total non-performing assets	$9,898	$9,346	$10,090	$9,677	$7,131

Ratios
Allowance for loan losses to total loans	1.14%	1.19%	1.19%	1.16%	1.19%
Allowance for loan losses to nonperforming loans	146.32	150.05	139.17	144.03	220.08
Nonperforming assets to loans and other real estate	0.87	0.84	0.92	0.89	0.73
Nonperforming loans to total loans	0.78	0.79	0.86	0.80	0.54
Nonperforming assets to total loans	0.87	0.85	0.92	0.89	0.73
Net charge-offs (recoveries) to average loans (annualized)	0.10	0.10	(0.00)	0.32	0.03

State National Bancshares, Inc.
Yield Analysis
(Dollars in thousands)

	Three Month Period Ended
		September 30, 2006			September 30, 2005
	Average	Interest Income/	Yield/	Average	Interest Income/	Yield/
	Balance	Expenses	Rate(1)	Balance	Expense	Rate(1)
	(Unaudited)
Assets:
Interest earnings assets:
Total loans	$1,116,668	$23,300	8.35%	$963,379	$17,728	7.36%
Securities	237,018	2,813	4.75%	130,028	1,288	3.96%
Time deposits in other banks	3,938	51	5.18%	13,591	127	3.74%
Federal funds sold	6,449	84	5.20%	54,786	457	3.34%

Total interest-earnings assets	1,364,073	26,248	7.70%	1,161,784	19,600	6.75%
Noninterest-earning assets:
Cash and due from banks	61,018			62,622
Intangible assets	115,103			84,175
Premises and equipment, net	53,288			35,835
Accrued interest receivable and other assets	53,683			46,713
Allowance for loan losses	(13,151)			(11,627)

Total noninterest-earning assets	269,941			217,718

Total assets	$1,634,014			$1,379,502

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Demand, savings and money market deposits	$494,787	1,884	1.52%	$443,542	1,104	1.00%
Time deposits	341,208	3,180	3.73%	277,956	1,758	2.53%
Fed funds purchased and securities sold under agreement to repurchase	37,301	449	4.81%	23,869	178	2.98%
Subordinated notes payable	47,000	1,073	9.13%	47,000	832	7.08%
Note payable	1,227	22	7.17%	823	10	4.86%

Total interest-bearing liabilities	921,523	6,608	2.87%	793,190	3,882	1.96%
Noninterest-bearing liabilities:
Demand deposits	476,793			412,567
Accrued interest payable and other liabilities	11,119			12,412

Total noninterest-bearing liabilities	487,912			424,979

Total liabilities	1,409,435			1,218,169
Minority interest in consolidated subsidiary	1,172			—
Shareholders’ equity	223,407			161,333

Total liabilities and shareholders’ equity	$1,634,014			$1,379,502

Net interest income		$19,640			$15,718

Net interest spread(2)			4.83%			4.79%
Net interest margin(3)			5.76%			5.41%

(1)	Yields on tax-exempt securities are calculated on a fully taxable equivalent basis assuming a 35% tax rate.

(2)	Represents the average rate earned on interest-earning assets less the average rate paid on interest-bearing liabilities.

(3)	Represents net interest income on a fully taxable equivalent basis as a percentage of average interest-earning assets.

State National Bancshares, Inc.
Yield Analysis
(Dollars in thousands)

	Nine Month Period Ended
		September 30, 2006			September 30, 2005
	Average	Interest Income/	Yield/	Average	Interest Income/	Yield/
	Balance	Expenses	Rate(1)	Balance	Expense	Rate(1)
	(Unaudited)
Assets:
Interest earnings assets:
Total loans	$1,099,152	$66,315	8.04%	$958,497	$50,519	7.03%
Securities	230,944	8,005	4.62%	139,414	4,140	3.96%
Time deposits in other banks	17,642	588	4.44%	10,807	237	2.92%
Federal funds sold	22,531	789	4.67%	32,302	740	3.05%
Total interest-earnings assets	1,370,269	75,697	7.37%	1,141,020	55,636	6.50%
Noninterest-earning assets:
Cash and due from banks	66,176			61,594
Intangible assets	116,297			85,007
Premises and equipment, net	51,412			34,921
Accrued interest receivable and other assets	53,413			46,233
Allowance for loan losses	(13,089)			(11,511)
Total noninterest-earning assets	274,209			216,244
Total assets	$1,644,478			$1,357,264
Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Demand, savings and money market deposits	$512,193	5,249	1.37%	$444,520	2,768	0.83%
Time deposits	340,610	8,661	3.39%	277,072	4,499	2.17%
Fed funds purchased and securities sold under agreement to repurchase	34,285	1,120	4.36%	20,919	387	2.47%
Subordinated notes payable	47,000	3,025	8.58%	47,000	2,314	6.56%
Note payable	2,225	96	5.75%	851	30	4.70%
Total interest-bearing liabilities	936,313	18,151	2.58%	790,362	9,998	1.69%
Noninterest-bearing liabilities:
Demand deposits	476,477			399,425
Accrued interest payable and other liabilities	11,949			9,544
Total noninterest-bearing liabilities	488,426			408,969
Total liabilities	1,424,739			1,199,331
Minority interest in consolidated subsidiary	812			—
Shareholders’ equity	218,927			157,933
Total liabilities and shareholders’ equity	$1,644,478			$1,357,264
Net interest income		$57,546			$45,638
Net interest spread(2)			4.78%			4.81%
Net interest margin(3)			5.60%			5.33%

(1)	Yields on tax-exempt securities are calculated on a fully taxable equivalent basis assuming a 35% tax rate.

(2)	Represents the average rate earned on interest-earning assets less the average rate paid on interest-bearing liabilities.

(3)	Represents net interest income on a fully taxable equivalent basis as a percentage of average interest-earning assets.

Cash Earnings Per Share
     Our balance sheet has a significant amount of intangible assets and a corresponding amount of intangible amortization, creating a wide margin between GAAP and Cash (GAAP EPS plus tax effected intangible amortization expense per share) EPS. Cash EPS is a good indicator of the increase in tangible book value per share net of any dividends paid. Therefore, we believe Cash EPS is a very important performance measurement for our company. Below is a table reconciling GAAP EPS to Cash EPS for the quarters and the nine months ended September 30, 2006 and September 30, 2005.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
GAAP EPS fully diluted	$0.46	$0.42	$1.21	$1.14
Intangible amortization expense per share tax effected	0.06	0.05	0.16	0.15

Cash EPS fully diluted	$0.52	$0.47	$1.37	$1.29